UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

MJ Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55900	20-8235905
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1300 South Jones Blvd., Suite 104, Las Vegas, NV 89146
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 702-879-4440

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Readers of this report should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this report. Factors that could cause or contribute to such differences include, but are not limited to, changes in general economic, regulatory and business conditions in Colorado, and or changes in U.S. Federal law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

On May 14, 2020, the Company’s Board Chairman and CEO, Paris Balaouras, held a telephonic meeting with Mr. Roger Bloss, Director and the Company’s President, Terrence M. Tierney to discuss the ongoing impact of the COVID-19 pandemic on the Company’s current and future operations. The company continues to experience on-going setbacks due to the COVID-19 pandemic. While initially declaring the legally regulated marijuana industry as essential, Nevada Gov. Steve Sisolak quickly moved to shut down all in-person retail sales and allowed for a delivery only model. Approximately 50% of Nevada dispensaries were able to operate under the delivery guidelines, including very few of the Company’s current customers. We were advised by some of our customers that they would not be able to make any payments on outstanding invoices until further notice, which has had a significant impact on the Company’s cashflows. Due almost exclusively to the measures implemented by Gov. Sisolak in late March of this year the Company has been unable to sell any of its current inventory. Effective May 8, 2020, Nevada dispensaries were allowed to reopen their onsite retail operations pursuant to strict social distancing and occupancy guidelines. Market research indicates that many Las Vegas dispensaries are holding higher than average inventories of marijuana products due to the expected demand during the annual NCAA March Madness and the previously scheduled National Football League draft that was to be held in late April in Las Vegas, due to COVID -19 these events were both cancelled. The cancellation of these events and the concomitant downturn in tourism and travel to Las Vegas has significantly impacted demand for legally regulated marijuana products in Las Vegas, resulting in a glut of inventory. The Company is hopeful and expects demand to increase over the next four to six weeks as Las Vegas casinos reopen and local demand increases due to a return to onsite retail dispensary operations.

The Company has planted an auto-flower crop on approximately one acre of land at its Amargosa, NV cultivation facility. While this crop has not allowed us to re-hire any of our farm personnel we have been able to maintain minimum staffing levels while adequately servicing the farm. We expect to harvest this crop in mid-June of 2020. Due to this being the Company’s first springtime grow on a one acre parcel we cannot accurately predict total yields at this time; however, the plants are currently growing on schedule and appear to be robust and healthy. We expect to plant our entire three-acre grow (approximately 8,000 plants) in late June of 2020, utilizing traditional photosensitive strains and clones from what we believe are genetically superior mother plants. We anticipate a mid to late October harvest with increased yields over our 2019 harvest primarily due to increased planting density and more predictable outcomes due to the use of plant clones as opposed to previous crops that were grown from seeds.

Section 8 – Other Events

 Item 8.01 Other Events

On May 14, 2020, the Company’s Audit Committee held a telephonic meeting to address the continuing effects of the COVID-19 pandemic on the Company’s ability to meet its filing obligations on Form 10-Q due on May 15, 2020. The Company is headquartered in Las Vegas, NV and its President, Terrence M. Tierney, is based in New York, NY and regularly travels between New York and Las Vegas, one of Mr. Tierney’s duties is to serve as an advisor to the Audit Committee. Mr. Tierney’s inability to freely travel between the Company’s headquarters and his home due solely to COVID-19 imposed travel restrictions and the Company’s significant reduction in staff due to COVID-19 is making it very difficult for Mr. Tierney to access necessary documents, to effectively communicate with internal and external accounting staff, and to comply with document and other requests from the Company’s independent registered public accountants. Additionally, operational issues and other restrictions, including staffing and employee health issues related directly to the COVID-19 pandemic has caused delays in delivering requested items and documents to the Company’s independent registered public accountants. Therefore, the Company’s management does not believe that it has the ability to file its first quarter 2020 unaudited consolidated financial statements on Form 10-Q by May 15, 2020. It is anticipated that with the current easing of travel restriction to Las Vegas that Mr. Tierney will be able to return to the Las Vegas headquarters during the week of May 24, 2020.

The Company, in reliance on the Order issued by the U.S. Securities and Exchange Commission (“SEC”), pursuant to Section 36 of the Exchange Act, that a registrant (as defined in Exchange Act Rule 12b-2) subject to the reporting requirements of Exchange Act Section 13(a) or 15(d), and any person required to make any filings with respect to such a registrant, is exempt from any requirement to file or furnish materials and any amendment thereto with the Commission under Exchange Act Sections 13(a), 13(f), 13(g), 14(a), 14(c), 14(f), 15(d) and Regulations 13A, 13D-G (except for those provisions mandating the filing of Schedule 13D or amendments to Schedule 13D), 14A, 14C and 15D, and Exchange Act Rules 13f-1, and 14f-1, as applicable:

1.
The Company is relying on SEC Order (Release No. 34-88465) dated March 25, 2020;

2.
Please see information disclosed herein above; and

3.
While Company management cannot commit to a date certain for the filing of its first quarter 2020 unaudited consolidated financial statements on Form 10-Q, the Company fully expects to complete and submit the Form 10-Q within the timeframe established within the Order and will continue to provide current information on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MJ HOLDINGS, INC.

Date: May 15, 2020	By:	/s/ Terrence M. Tierney
Terrence M. Tierney
President

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